                                                                    EXHIBIT 10.4
                                                                    ------------

                               SERVICE AGREEMENT

          THIS SERVICE AGREEMENT (the "Agreement") is made and entered into as of April 2, 2001, by and among Starline Communications International, Inc. ("Starline") on behalf of, and for the benefit of itself, its parent, its parent's affiliates, and subsidiaries (collectively, "Customer"), US Dataworks, Inc. ("Servicing Agent"), and Sonicport, Inc. ("Sonicport"), with reference to the following facts.

          A. Currently, Servicing Agent and Customer are affiliates and Servicing Agent is performing certain data processing services for Customer pursuant to an oral agreement. Customer shall include, among others, the following companies: Interactive Audiotext Services, Porsche Entertainment, Inc., Allstate Communications, Inc., American Billing & Collections, Inc. and all entities that are or become affiliates or successors to any of the foregoing.

          B. The shareholders of Servicing Agent (collectively, "Sellers") entered into that certain Amended and Restated Share Exchange Agreement, dated as of March 30, 2001, by and among Sonicport, Servicing Agent and Sellers (the "Share Exchange Agreement"), pursuant to which Sellers will convey and transfer all right, title and interest in their respective shares of Servicing Agent to Sonicport.

          C. As a condition precedent to the obligations of Sellers to consummate such share transfer, Sellers, Servicing Agent and Sonicport agreed to execute and deliver, prior to or concurrently with such share transfer, this written agreement which reflects the terms and conditions pursuant to which Servicing Agent has been performing, and will perform, certain services for Customer under the oral agreement referenced above.

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                   ARTICLE I
                                   ---------

                              PROCESSING SERVICES

          1.1  Servicing Agent's Business and Customer's Business.  Servicing
               --------------------------------------------------
Agent is a software development company specializing in all aspects of financial transaction processing and, in addition, performs certain data processing services for Customer and its affiliates with the intention of becoming an application service provider for others ("Servicing Agent's Business").
Customer through certain of its affiliates is a national and international provider of telecommunication services that include providing through third parties (including Servicing Agent) service bureau operations for their respective clients and customers providing for utilization by third parties for the dissemination of passive or interactive programming to the general public. Such services include or may include, but are not limited to, the settling of telephonic sales (800 and 900 calls) and billing and collection processing through direct billing, electronic check processing, credit card charges and other bank settlement transactions specifically in Customer's current content market, and may include now or in the future services in the areas of internet mortgage origination, financial reporting, e-commerce, and marketing of nondurable office supplies. All such business and services are referred to herein as "Customer's Business."

          1.2  Services.  Servicing Agent provides processing services for
               --------
Customer's Business using hardware, databases and other proprietary information owned by Customer (or its affiliated entities), through employees, consultants, and other persons who also may be employed by Customer or one or more of its affiliated entities ("Shared Workers"), with operations located on premises that are owned by one of Customer's affiliated entities, 8053 Deering Avenue L.P. ("Landlord"). Currently, Servicing Agent's operations are located at 8053 Deering Avenue, Canoga Park, California 91304 (the "California Location"), and Sonicport concurrently herewith is entering into a Lease for the California Location with the Landlord. The parties acknowledge that the Shared Workers may continue in the employment of or in a working relationship with, Customer or one or more of Customer's affiliated entities. For the term of this Agreement, Servicing Agent agrees to continue providing Customer all processing services required by Customer relating to Customer's Business in the manner and on such terms and conditions as set forth herein, and shall provide all such services to Customer on a priority basis with "most favored customer" status.

          1.3  Delivery of Services.  Servicing Agent shall provide ongoing
               --------------------
processing services to Customer in a timely manner so as to minimize the effect of any failure, malfunction, or discontinuance of service to Customer including any interruption of telephone calls being processed by the Software and IP (as defined in Section 1.5); it being understood and agreed by the parties that any failure, malfunction or discontinuance of service to Customer will adversely affect Customer's Business, its relationships with its customers and clients and that time is of the essence. Servicing Agent also shall provide to Customer
         ----------------------
detailed daily reports in the same format as currently provided at no additional cost to Customer, it being understood that such reporting is covered by the servicing fees set forth in Section 3.3.

          1.4  Performance of Bank Settlements.  Servicing Agent shall process
               -------------------------------
all bank settlement transactions on a regular basis within 24 hours of incurrence of a customer or client charge or transaction. If Servicing Agent has more than one delay in such settlement processing during any calendar month that is equal to or longer than 24 hours, such delay shall be considered a material breach and Customer may, at its option, terminate this Agreement as provided in Section 9.3; provided, however, Servicing Agent shall not be at fault or considered to be in breach by reason of any delay or failure caused by a bank, settlement agent, or other entity outside of Servicing Agent's or Sonicport's control, or any failure of Customer's hardware. With respect to transactions that did not settle for any reason, Servicing Agent agrees to continue diligently processing each such transaction to settlement unless Customer otherwise agrees that such efforts may be discontinued for any such transaction.

          1.5  Software.  Customer has, and Servicing Agent agrees to make
               --------
available, the continued, irrevocable, non-exclusive right to and possession of all software (including source code) for settlement, fraud control and authorization for credit card transactional processing, and all related data bases (negative and positive) and related intellectual property owned or used or to be owned or used by Servicing Agent that is necessary for the proper and efficient operating of Customer's Business (collectively and individually, the "Software and IP"). Such Software and IP available to

Customer does not include other software owned by Servicing Agent including, but not limited to, ReturnWorks, RCKWorks, RemoteWorks, CCWorks, RemitWorks, MicroWorks, WireWorks or Checkey (the "Unrelated Software"). Servicing Agent agrees to cooperate with Customer in making any modifications necessary to the Software and IP for purposes of price modifications for or to customers or clients of Customer or its affiliated entities, and for purposes of loading, recording or other otherwise operating the Software and IP for Customer's Business. Servicing Agent agrees to cause a copy of all updates, improvements, modifications, upgrades or changes to the Software and IP to be delivered to Customer within one business day of Servicing Agent effecting such update, improvement, modification, upgrade or change. At least once a week on a business day mutually agreed upon by Servicing Agent and Customer, Servicing Agent shall provide a copy of the source code master file to Customer for safekeeping in a fireproof vault. It is agreed that at all times Customer shall have full access to the Software and IP for the limited purpose of operating Customer's Business.

          1.6  Title.  Servicing Agent shall retain title to all Software and IP
               -----
and does not convey any proprietary rights or other interest therein to Customer, other than the continued, irrevocable, non-exclusive rights to which Customer is entitled as set forth herein.

          1.7  Data files and Hardware.  In providing services to Customer,
               -----------------------
Servicing Agent utilizes Customer's database and other proprietary information concerning customers and clients of Customer and its affiliated entities and all hardware owned by Customer (or its affiliated entities). Such database and other proprietary information includes, but is not limited to, customer and client identification information, call detailed records, settlement records, all data files concerning customer or client information and results from transactions processed on behalf of Customer or its affiliated entities. Servicing Agent and Sonicport each acknowledges that all such assets are owned by Customer (or its affiliated entities) and each agrees that (i) no such information or other assets may be used in any manner whatsoever by Servicing Agent or Sonicport other than to provide services to Customer, (ii) Servicing Agent and Sonicport are absolutely prohibited from sharing any such information or assets whether by disclosure, sale, lease, or any other disposition, and
(iii) subsequent to termination or expiration of this Agreement, Servicing Agent and Sonicport shall not use any such assets or information but will return them to Customer. Servicing Agent agrees that at all times during this Agreement, and thereafter, it shall use reasonable and prudent procedures to protect the confidentiality and integrity of Customer's database and other proprietary information and the safekeeping of Customer's hardware; provided, however, Servicing Agent shall have no responsibility to maintain, provide upkeep on or to, repair, or upgrade, Customer's hardware but shall cooperate with Customer in providing Customer immediate and full access to its hardware for purposes of operation, maintenance or other purpose identified by Customer. Servicing Agent agrees to make daily back-up master file tapes of all processing involving Customer's data files and deliver such tapes to Customer on the next succeeding business day. Servicing Agent and Sonicport each agree and acknowledge that any breach of this Section 1.7 shall cause Customer and/or its affiliated entities irreparable harm for which there may be inadequate remedies other than equitable relief.

          1.8  Labeling and Ownership of Hardware.  Servicing Agent and Customer
               ----------------------------------
each agrees to physically label all of its own hardware that is located at the California Location. The parties acknowledge that Schedule 1 attached to this Agreement identifies all hardware owned by

Servicing Agent as of the date hereof and if any other hardware located at the California Location subsequent to the date hereof is not labeled by Servicing Agent and a dispute arises as to ownership, such unlabeled hardware shall be presumed owned by Customer and its affiliates subject to resolution of such dispute.

          1.9  Non-Compete.  During the term of this Agreement, Customer agrees
               -----------
that it shall not directly or indirectly, either alone or in participation with any other person or entity, engage in or be involved with any business substantially similar to Servicing Agent's Business. Further, Sonicport and Servicing Agent each agree that all business made available to either of them that is substantially similar to Customer's current content market shall be processed through Customer or its affiliates. By way of example, if a customer or potential customer of Sonicport or Servicing Agent requires a service bureau for its business in such market, such business shall be processed through Customer for services to be performed by Servicing Agent's service bureau under this Agreement. Notwithstanding the foregoing, such restriction on Customer shall not include its right to perform data processing services for itself and affiliates or customers thereof in connection with Customer's current content market or areas that may have an immaterial overlap as identified in the definition of "Customer's Business" under Section 1.1.

                                  ARTICLE II
                                  ----------

                            MAINTENANCE OF SYSTEMS

          2.1  Operations, Corrections and Repairs.  Servicing Agent shall
               -----------------------------------
correct and repair, and at all times keep in good working condition, all of its systems that are used with, related to, or connected in any way to the Software and IP and/or the services being provided to Customer hereunder. Servicing Agent shall provide reasonable technical assistance and consultation to Customer at any time during normal working hours, and shall cause qualified, trained personnel to be on-call twenty-four hours a day, seven days a week, throughout each calendar year, for purposes of operating a continuous processing center and to efficiently and expeditiously correct and repair any and all failures, malfunctions, defects or nonconformity which prevents or delays the services being provided by Servicing Agent to Customer. At all times during the term of this Agreement, Servicing Agent shall maintain necessary staff and personnel, trained in the services being provided, dedicated to such operation, correction and repair using continuous, dedicated efforts and adequate resources.

          2.2  Change in Systems.  Servicing Agent has the right to update,
               -----------------
improve, modify or enhance any of its systems and shall provide Customer written notice and a copy of all revisions, updates, improvements, modifications and enhancements to the Software and IP and related documentation (the "Updates"); provided, however, unless Customer notifies Servicing Agent in writing that Customer agrees for Servicing Agent to use such Updates in connection with the services being provided to Customer, Servicing Agent shall continue its services in the form and manner in effect immediately prior to Servicing Agent's written notice. Any Upgrades shall not degrade, impair or otherwise adversely affect the performance or operation of the services being provided by Servicing Agent hereunder. For purposes of this Agreement, an Update once incorporated into the services provided to Customer as set forth herein shall be considered a part thereof for all purposes hereunder. Servicing Agent shall provide a copy of all such Updates to Customer in accordance with Section 1.5.

                                  ARTICLE III
                                  -----------

                             SERVICING COMPENSATION

          3.1  Servicing Fees.  For the processing services performed by
               --------------
Servicing Agent hereunder, Customer shall pay to Servicing Agent a monthly servicing fee, based on the number of settled credit card transaction during such month, in accordance with the following schedule (the "Servicing Fee"):

     For those settled transactions between 0 and 25,000         $2.74 per transaction
     For those settled transactions between 25,001 and 35,000    $1.61 per transaction
     For those settled transactions from 35,001 and up           $0.50 per transaction

Servicing Agent agrees that modifications made to the Software and IP pursuant to Section 1.5 or that are (i) necessary to be made in the ordinary course of Customer's Business (including, without limitation, 900-938 transfers), (ii) part of or related to existing projects underway for Customer or its affiliated entities, or (iii) handled by employees of Customer or by Shared Workers shall be made without further charge or expense to Customer but are considered part of the Servicing Fees paid hereunder. Any services that can be performed by Shared Workers, but assigned by Servicing Agent to other of its employees, also shall be without further charge or expense to Customer. All other additional services to be performed, including any Custom Services, shall be charged separately as Customer and Servicing Agent mutually agree.

          3.2  Payment.  Customer shall pay the Servicing Fee within 30 days
               -------
after presentation of a statement detailing the fee charged. Fees and charges for Custom Services (as defined in Section 5.1), if applicable, shall be invoiced and payable as mutually agreed upon by Servicing Agent and Customer and specified in the related Work Schedule (as defined in Section 5.1). Unless otherwise stated in the Work Schedule, such fees and charges shall include the provision of maintenance and support services.

          3.3  Acknowledgments.  Servicing Agent and Sonicport each acknowledges
               ---------------
that as part of, and consideration for, Servicing Agent's purchase of that portion of the Software and IP from an affiliated entity of Customer, Servicing Agent granted to Customer and its affiliated entities an irrevocable, non-exclusive right to use, and are entitled indefinitely to the non-exclusive, irrevocable use of, the Software and IP for Customer's Business (without regard to whether this Agreement exists, has expired, or otherwise terminated). Servicing Agent and Sonicport each acknowledges that no part of the Servicing Fees are being paid for such right or entitlement but solely for services provided by Servicing Agent hereunder. Servicing Agent acknowledges and agrees that this Service Agreement does not grant to Servicing Agent exclusive rights to provide data processing for Customer's Business and that Customer and its affiliated entities may at any time contract with any other person or entity (including itself, any affiliate, or unrelated entity) to provide for or arrange for the provision of any or all such services as being provided by Servicing Agent hereunder. Servicing Agent further acknowledges that there is no requirement to process a minimum number of transactions through the services provided by Servicing Agent hereunder if Customer reasonably determines that Servicing Agent is not able to perform or is not performing in accordance with and as required by this Agreement.

                                  ARTICLE IV
                                  ----------

                              RIGHTS OF CUSTOMER

          4.1  Scope of Customer's Rights.  The rights of Customer hereunder
               --------------------------
include the right of Customer to use the services provided hereunder for the benefit of itself, its parent, subsidiaries, affiliates, joint ventures or other parties (including customers and clients of Customer or of any of Customer's affiliated entities). Customer's rights to processing services under this Agreement includes the full, complete and unhindered right to access and use Customer's hardware, its data files, the Software and IP (but not the Unrelated Software), and any associated or interconnected networks, peripherals, equipment and devices. In addition, Customer shall have the right to enhance, modify and/or adapt any of the Software and IP (but not the Unrelated Software) and/or materials provided to Customer hereunder, may create and use derivative works and may use and combine the Software and IP with other programs (but not the Unrelated Software) and/or materials, in each case solely in connection with and for the exclusive benefit of Customer and its affiliated entities and their respective clients and customers; provided, however, such modifications shall
                                  --------
not impair or otherwise adversely affect Servicing Agent's Business and shall be made only after obtaining the consent of Servicing Agent, such consent not to be unreasonably withheld. In addition, Customer shall have the exclusive right to use any enhancements, modifications, adaptations and derivative works made by or for Customer, or by Servicing Agent specifically at Customer's request or direction.

          4.2  Inspection.  Customer shall have the right from time to time to
               ----------
inspect, examine, and test Servicing Agent's systems including the Software and IP, upon one business days' notice to Servicing Agent, for the purpose of determining Servicing Agent's compliance hereunder. Such inspection, examination and testing shall be conducted so as to not unreasonably impair or disrupt Servicing Agent's normal operations or business procedures.

                                   ARTICLE V
                                   ---------

                                CUSTOM SERVICES

          5.1  Custom Services.  This Agreement also permits Customer to obtain
               ---------------
Servicing Agent's services to customize, modify and/or enhance the Software and IP specifically for Customer including the development of programs, software and materials related to the Software and IP, and/or such other services as the parties mutually agree upon (the "Custom Services"), and at prices mutually agreed upon by Servicing Agent and Customer, and on a super-priority basis as compared to customized services to be provided by other customers of Servicing Agent. Custom Services shall be specified on a Schedule and will be attached to this Agreement from time to time and from the time so attached shall become part of this Agreement as set forth in Section 5.2 (a "Work Schedule").

          5.2  Work Schedules.  Each Work Schedule shall be numbered and dated
               --------------
to facilitate identification and when executed by both Customer and Servicing Agent shall form a part of this Agreement. Each Work Schedule shall include:
(i) the name and/or other description of the Software and IP being customized, modified and/or enhanced; (ii) the scheduled date such Custom Services are to be fully operational for Customer (the AScheduled Delivery Date"); (iii) the standard specifications applicable to the Software and IP and Custom Services (the "Specifications"); (iv) the charge for the services relating to the Custom Services, it being agreed that all ongoing maintenance costs shall be included within such charge unless specifically agreed otherwise in writing by Customer and Servicing Agent ("Custom Services Fee"), and (v) any other provisions Servicing Agent and Customer mutually agree upon. Customer, directly or through an affiliated entity, may execute Work Schedules with Servicing Agent under this Agreement and for purposes of such Work Schedule shall be considered ACustomer" as that term is used throughout this Agreement.

          5.3  Inconsistency.  In the event of any inconsistency between this
               -------------
Agreement and any Work Schedule, the provisions of such Work Schedule shall govern, for purposes of such Work Schedule.

          5.4  Custom Services Delivery.  Servicing Agent shall deliver all
               ------------------------
Custom Services to Customer on or before its Scheduled Delivery Date. If any Custom Services are not delivered within 10 days of its Scheduled Delivery Date, Servicing Agent shall be notified and given an opportunity to cure. If after the parties mutually agree on a revised delivery date, Servicing Agent fails to deliver the Custom Services, Customer may, on written notice any time thereafter, terminate the Work Schedule involved in whole or in part, without obligation, liability or penalty of any kind. Such termination shall be without prejudice to any rights Customer may have for a breach of this Agreement or that any of its affiliated entities may have under any separate agreement with either Servicing Agent or Sonicport.

          5.5  Acceptance of Custom Services.  At such time as the Custom
               -----------------------------
Services are fully operational and made ready for use, Servicing Agent shall notify Customer and Customer shall commence acceptance testing of such Custom Services with such assistance and support as necessary from Servicing Agent personnel. The acceptance test shall be conducted for the purpose of demonstrating that the processing functions and procedures perform in accordance with its Specifications, documentation and any other criteria and procedures mutually agreed upon and set forth in the Work Schedule. Customer and Servicing Agent each shall provide sufficient resources to complete acceptance testing within a period of four calendar weeks from the date of notification that the system is ready for use. Customer may choose to extend the acceptance testing period if corrections in the Custom Services are needed in order to perform to the Specifications. If the Custom Services have successfully passed the acceptance test, Customer shall notify Servicing Agent in writing of its acceptance. If the Custom Services do not pass the acceptance test, Customer shall notify Servicing Agent, specifying in reasonable detail in what respects the Custom Services have failed to perform. Servicing Agent shall promptly correct any deficiencies disclosed by the acceptance test. If the Custom Services fail to pass within 60 days of the date the deficiency was detected and identified to Servicing Agent in writing, Customer shall have the option of immediately terminating the Work Schedule involved in whole or in part, without obligation, liability or penalty of any kind, or of continuing the acceptance test; provided, however, that Customer's termination option shall remain available to Customer during any such continuation.

                                  ARTICLE VI
                                  ----------

                                  WARRANTIES

          6.1  Warranty of Rights.  Servicing Agent warrants to Customer that:
               ------------------
(i) Servicing Agent has the right to perform the services required hereunder, and will furnish such services as specified in this Agreement free of all liens, claims, encumbrances and other restrictions except as specifically set forth in this Agreement; (ii) the Servicing Agent, in furnishing such services will not violate or infringe the rights of any third party or the applicable laws or regulations of any governmental or judicial authority; (iii) Customer shall be entitled to use and enjoy the benefit of such services, subject to and in accordance with this Agreement; and (iv) Customer's use of such services, including the Software and IP, and of Customer's hardware and data files shall not be adversely affected, interrupted or disturbed by Servicing Agent, Sonicport or any entity asserting a claim under or through Servicing Agent.

          6.2  Quality of Services.  Servicing Agent warrants that all services
               -------------------
(including maintenance and repair) provided by Servicing Agent hereunder shall be performed in a high quality, professional manner by qualified personnel and that all technical support services shall be provided on a real time, on-time basis.

          6.3  Location.  Servicing Agent warrants that all services for
               --------
Customer's Business shall be provided from the California Location, or such other location as is mutually agreed upon in writing by Customer and Servicing Agent in advance of changing to such new location.

          6.4  Compliance.  Servicing Agent warrants that its Software and IP
               ----------
will remain in compliance with applicable law and fully capable of providing accurate results using data having date ranges spanning the 20th and 21st centuries (e.g., years 1900-2100). Without limiting the generality of the foregoing, Servicing Agent warrants that all Software and IP shall (a) manage and manipulate data involving all dates from the 20th and 21st centuries without functional or data abnormality related to such dates; (b) manage and manipulate data involving all dates from the 20th and 21st centuries without inaccurate results related to such dates; (c) have user interfaces and data fields formatted to distinguish between dates from the 20th and 21st centuries; and (d) represent all data related to include indications of the millennium, century, and decade as well as the actual year.

          6.5  Disclaimer.  Except as specifically set forth herein, Servicing
               ----------
Agent does not warrant that its systems will operate uninterrupted at all times or be free from minor defects or errors that do not materially affect performance of services to Customer hereunder, and further except as specifically provided in this Agreement, THERE ARE NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                  ARTICLE VII
                                  -----------

                      INTELLECTUAL PROPERTY INFRINGEMENT

          7.1  Indemnity.
               ---------

          (a) Except for the current versions of the Software and IP in existence and use on the date of this Agreement (subject to Section 7.1(b) below), Servicing Agent and Sonicport each agree to defend and/or handle at its own expense, any claim or action against Customer and/or any of its affiliated entities (and their customers) for actual or alleged infringement of any intellectual or industrial property right, including, without limitation, trademarks, service marks, patents, copyrights, misappropriation of trade secrets or any similar proprietary rights, based upon the services furnished hereunder by Servicing Agent or based on Customer's use thereof. Servicing Agent and Sonicport each further agrees to indemnify and hold Customer and its affiliated entities harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses) associated with or related to any such claim or action. Servicing Agent shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing by all of the parties hereto. Sonicport agrees to indemnify and hold Customer and its affiliated entities harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses) incurred by Customer by reason of Servicing Agent's breach of this Agreement.

          (b) Currently, in conjunction with the Software and IP owned by the Servicing Agent, Customer and its affiliated entities use certain intellectual property licensed from A2D, L.P. (the "Katz IP") under a License Agreement dated as of May 13, 1997 (the "Katz Agreement"), to process Customer's Business. Pursuant to the Katz Agreement, ACI is responsible to pay a license royalties to A2D, L.P. for use of the Katz IP. Customer and its affiliates shall continue to be responsible for such royalty payments for use of the Katz IP in connection with Customer's Business; provided, however, in the event that Servicing Agent uses the Katz IP for any other business or transactions (other than solely for Customer's Business), Servicing Agent and Sonicport shall be responsible to pay any and all royalties, fees or other amounts demanded by A2D, L.P. or its successors or assigns for the use of the Katz IP for all other business or transactions (including penalties and interest, if any). Servicing Agent and Sonicport each agree to indemnify, defend, and hold harmless Customer and/or any of its affiliates with respect thereto to the same extent as that provided in
Section 7.1(a) above.

          7.2  Claims.  If any services performed or to be performed hereunder
               ------
by Servicing Agent become, or in Servicing Agent's opinion are likely to become, the subject of any such claim or action, then, Servicing Agent, at its expense may either (i) procure for Customer the right to continue using same as contemplated hereunder; (ii) modify same to render same non-infringing (provided such modification does not adversely affect Customer's use as contemplated hereunder); or (iii) replace same with equally suitable, functionally equivalent, compatible, non-infringing products, materials and/or services.

                                 ARTICLE VIII
                                 ------------

                           CONFIDENTIAL INFORMATION

          8.1  Confidentiality by Servicing Agent.  Servicing Agent and
               ----------------------------------
Sonicport each agrees to regard and preserve as confidential all information related to Customer's Business, the activities of Customer and its affiliated entities, their respective customers, clients, suppliers and other entities with whom Customer or its affiliated entities do business, that may be obtained by Servicing Agent from any source or may be developed as a result of this Agreement. Servicing Agent and Sonicport each agrees to hold such information in trust and confidence for Customer and not to disclose such information to any person, firm or enterprise, or use (directly or indirectly) any such information for its own benefit or the benefit of any other party, unless authorized by Customer in writing, and even then, to limit access to and disclosure of such confidential information to Servicing Agent's employees on a "need to know" basis only.

          8.2  Confidentiality by Customer.  Customer agrees to regard and
               ---------------------------
preserve as confidential all information related to Servicing Agent's Business, their respective customers, clients, suppliers and other entities with whom Servicing Agent's does business, that may be obtained by Customer from any source or may be developed as a result of this Agreement. Customer, for itself and its affiliates, agrees to hold such information in trust and confidence for Servicing Agent and not to disclose such information to any person, firm or enterprise, or use (directly or indirectly) any such information for its own benefit or the benefit of any other party, unless authorized by Servicing Agent in writing, and even then, to limit access to and disclosure of such confidential information to employees of Customer or its affiliates on a "need to know" basis only.

          8.3  Public Information.  Subject to disclosure restrictions set forth
               ------------------
in Section 1.7 regarding Customer's information and assets, information of the parties shall not be considered confidential to the extent, but only to the extent, that such information is: (i) already known to the receiving party free of any restriction at the time it is obtained from the other party; (ii) subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (iii) is or becomes publicly available through no wrongful act of either party; (iv) is independently developed by one party without reference to any Confidential Information of the other; or (v) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the parties provide each other with timely written prior notice of such requirements.

                                  ARTICLE IX
                                  ----------

                                    GENERAL

          9.1  Sonicport Representations.  Sonicport represents to Customer that
               -------------------------
it shall cause Servicing Agent, its wholly-owned subsidiary, to perform in accordance with this Agreement. Sonicport further agrees that it will not take any corporate action that could impair or otherwise adversely affect the performance or operation of the services being provided by Servicing Agent hereunder, whether by way of merger, reorganization or otherwise.

          9.2  Term.  The term of this Agreement shall be for one year,
               ----
commencing as of the date hereof, and, unless earlier terminated as set forth in this Agreement, shall automatically renew for successive one year terms so long as Customer makes timely payment of the Servicing Fees; provided, however, Customer shall have the right to contest in good faith statements delivered to Customer for payment so long as Customer pays the undisputed portion thereof and notifies Servicing Agent within 30 days after presentation of a detailed statement pursuant to Section 4.2 of its objections. Notwithstanding such automatic renewals, either Customer or Servicing Agent may elect to terminate this Agreement upon 180 days' written notice to the other parties provided that any such termination shall not become effective prior to the first anniversary of the date of this Agreement. Notice of termination of any Work Schedule shall not be considered notice of termination of this Agreement.

          9.3  Termination for Breach.  If Servicing Agent fails to provide
               ----------------------
processing services to Customer as required herein, Customer may, on written notice any time thereafter, terminate this Agreement, without obligation, liability or penalty of any kind. Such termination shall be without prejudice to any rights Customer may have for a breach of this Agreement or that any rights that Customer's affiliated entities may have under any separate agreement with either Servicing Agent or Sonicport. Subject to Customer's right to contest in good faith, if Customer fails to make timely payment to Servicing Agent, upon 20 days written notice to Customer if Customer has not cured such failure with such 20-day period, Servicing Agent may terminate this Agreement, without obligation, liability or penalty of any kind. Such termination shall be without prejudice to any rights Servicing Agent may have for a breach of this Agreement or that any rights that Servicing Agent or Sonicport may have under any separate agreement with either Customer or any of its affiliated entities.

          9.4  Non-exclusive Use.  Upon termination or expiration of this
               -----------------
Agreement, unless arrangements are made with Landlord, Customer shall re-locate its hardware. Further, Customer and its affiliated entities shall retain the right to use the Software and IP indefinitely (in the then current version and as and however upgraded, improved, or otherwise modified, by Customer or its affiliated entities) for all purposes but shall not be entitled to receive any Upgrades made by Servicing Agent.

          9.5  Liability.  In no event shall any party be liable to the other
               ---------
party or parties, for any indirect, special, or punitive damages arising out of or in connection with this Agreement.

          9.6  Notices.  Unless otherwise specified all notices shall be in
               -------
writing and delivered personally or mailed, first class mail, postage prepaid, to the addresses for each party as set forth below:

          If to Customer:     Starline Communications International, Inc.
                              21621 Nordhoff Street
                              Chatsworth, California 91311
                              Attention: Frank Montelione or Russel Leventhal
                              Facsimile: (818) 700-9965

          If to Servicing Agent:    US Dataworks, Inc.
                                    21621 Nordhoff Street
                                    Chatsworth, California 91311
                                    Attention:  General Counsel or President
                                    Facsimile: (888) 329-5646

          If to Sonicport:          Sonicport, Inc.
                                    21621 Nordhoff Avenue
                                    Chatsworth, California  91311
                                    Attn: General Counsel or Chief Executive
                                    Officer
                                    Facsimile: (888) 329-5646

A party may change the address(es) or addressee(s) for notice hereunder upon written notice to the other parties. All notices shall be deemed given on the date delivered or when placed in the mail as specified herein.

          9.7   Advertising and Publicity.  Neither Customer, on the one hand,
                -------------------------
or Servicing Agent and Sonicport, on the other hand, shall use the name or marks, refer to or identify the other party in advertising or publicity releases, promotional or marketing correspondence to others without first obtaining the written consent of such other party.

          9.8   Assignment.  Servicing Agent may not assign this Agreement, any
                ----------
Work Schedule or any rights and/or obligations hereunder without the written consent of Customer and any such attempted assignment shall be void; provided, however, that Servicing Agent may subcontract certain services to other entities but no subcontracting shall relieve Servicing Agent of its obligations or liabilities under this Agreement. Customer may assign this Agreement, any Work Schedule and its rights and/or obligations hereunder to any of its affiliated entities, or all of them, upon written notice to Servicing Agent but without the consent of Servicing Agent or Sonicport.

          9.9   Governing Law.  In all respects this Agreement shall be governed
                -------------
by the substantive laws of the State of California without regard to conflict of law principles.

          9.10  Modification, Amendment, Supplement and Waiver.  No
                ----------------------------------------------
modification, course of conduct, amendment, supplement to or waiver of this Agreement, any Work Schedule, or any provisions hereof or thereof shall be binding upon the parties unless made in writing and duly signed by all the parties. At no time shall any failure or delay by any party in enforcing any provisions, exercising any option, or requiring performance of any provisions, be construed to be a waiver of same.

          9.11  Headings.  Headings are for reference and convenience only and
                --------
shall not affect the meaning of any of the terms or provisions of this Agreement.

          9.12  Severability.  In the event that any provision hereof is found
                ------------
invalid, illegal or unenforceable pursuant to judicial decree or decision or newly created state or federal law, the remainder of this Agreement shall remain valid and enforceable according to its terms.

          9.13  Attorneys' Fees.  In the event of a dispute hereunder, the
                ---------------
prevailing party shall be entitled to recover its attorneys' fees and expenses and any costs of investigation.

          9.14  Dispute Resolution.  Except for the right of any party to apply
                ------------------
to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and the confirmation of the arbitrator(s), any controversy or claim arising out of, relating to, or connected with this Agreement, or breach thereof, shall be settled by binding arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitrator(s) shall be bound to the terms of this Agreement, and shall award attorneys' fees and expenses, and costs of investigation as part of any final arbitration award. Any arbitration under this Agreement shall be administered exclusively by the closest available Regional Office of the American Arbitration to Los Angeles, California. All proceedings in any arbitration shall be conducted in the English language.

          9.15  Entire Agreement.  Any future Work Schedule is incorporated by
                ----------------
this reference and shall constitute part of this Agreement, and, as such, this Agreement constitutes the entire agreement between the parties and supersedes all previous agreements, promises, proposals, representations, understandings and negotiations, whether written or oral, among the parties respecting the subject matter hereof.

          9.16  Survival.  Sections 3.3, 7.1 and 9.4 and Article VIII shall
                --------
survive the termination or expiration of this Agreement.

                 [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                         Servicing Agent:
                         US DATAWORKS, INC.


                         By:  /s/ John Cooper
                             -------------------------------
                             Name:  John Cooper
                             Title:   President


                         Customer:
                         STARLINE COMMUNICATIONS INTERNATIONAL, INC.


                         By:   /s/ Frank Montelione
                             -------------------------------
                             Name:  Frank Montelione
                             Title


                         Sonicport:
                         SONICPORT, INC.


                         By:    /s/ David Baeza
                              ------------------------------
                              Name:   David Baeza
                              Title:    Chief Executive Officer

                         By:    /s/ Stanton Dodson
                              ------------------------------
                              Name:  Stanton Dodson
                              Title:  Chairman of the Board